Exhibit 10.1

Execution Version

OMNIBUS AMENDMENT TO THE SECOND AMENDED AND RESTATED

TERM LOAN AGREEMENT AND LOAN DOCUMENTS

Dated as of March 29, 2021

OMNIBUS AMENDMENT TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT AND LOAN DOCUMENTS (this “Amendment”) among HIT NBL CY CBSOH OWNER, LLC, HIT NBL HH ATLGA OWNER, LLC, HIT SMT CY FLGAZ OWNER, LLC, HIT SMT BTRLA001 OWNER, LLC, HIT SMT FTWIN001 OWNER, LLC, HIT SMT MDFOR001 OWNER, LLC, HIT SMT RI FTWIN OWNER, LLC, HIT SMT SHS FLGAZ OWNER, LLC, HIT SMT FIS DENCO OWNER, LLC, HIT SMT FIS BELWA OWNER, LLC, HIT SMT FTCCO002 OWNER, LLC, HIT SMT SHS DENCO OWNER, LLC, HIT SMT RI GRMTN OWNER, LLC and HIT GA TECH HOLDING LLC, each a Delaware limited liability company, and HIT NBL MNTCA001 OWNER, LP and HIT SMT ELPTX001 OWNER, LP, each a Delaware limited partnership (collectively, the “Borrowers”), HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation (the “Parent Guarantor”), HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Operating Partnership”, and together with the Parent Guarantor, the “Guarantors”; and together with the Borrowers, the “Loan Parties”), CITIBANK, N.A., as administrative agent and collateral agent (in such capacity, the “Agent”) for one or more lenders (collectively, the “Lenders”) and the Lenders party hereto.

PRELIMINARY STATEMENTS:

(1)    The Borrowers, the Guarantors, the Agent, and the Lenders, have entered into that certain Second Amended and Restated Term Loan Agreement dated as of April 27, 2017 (as amended to date, the “Loan Agreement”) and the Loan Documents. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Loan Agreement.

(2)    The parties to the Loan Agreement have agreed to amend the Loan Agreement and the Loan Documents on the terms and subject to the conditions hereinafter set forth.

SECTION 1.    Forbearance Period.

(a)    Each of the Agent and the Lenders hereby agrees, in each case for itself and its respective Affiliates, and each such Person’s current, future and former heirs, executors, administrators, predecessors, successors, assigns, officers, directors, members, shareholders, partners, managers, stockholders, agents, employees, designees, nominees, representatives, attorneys, affiliates, subsidiaries, participants, and all Persons acting by, through, under, or under the control of any of the foregoing (with respect to each such Person, each a “Related Person”, and collectively, the “Related Persons”), for the benefit of each Loan Party and each other party, the Lenders, and each such Lender’s Related Persons, to forbear from exercising any of their remedies pursuant to the Loan Documents, at law, in equity, or otherwise in connection with the Loan or the Loan Documents based on the Chapter 11 Cases (as defined below) (the “Forbearance”) for a period of time commencing on the Initial Effective Date (as defined in Section 6 below) and ending on the first to occur of (i) June 30, 2021, (ii) the Final Effective Date (as defined in Section 6 below), and (iii) the date on which any Forbearance Termination Event occurs (such period, the “Forbearance Period”).

(b)    The occurrence of any of the following events (collectively, the “Forbearance Termination Events”) shall cause the Forbearance Period to terminate:

(i)    If any of the representations and warranties contained in Section 5 of this Amendment shall become untrue for a reason other than a change of facts or circumstances that does not constitute a Default or an Event of Default under the Loan Documents, or was false when made in any material respect. The Loan Parties hereby covenant to notify the Agent immediately in the event that Borrower or Guarantor obtain knowledge that any representation or warranty becomes untrue or was false when made;

(ii)    If an Event of Default (other than the filing of the Chapter 11 Cases, or relating to the Georgia Tech Hotel, the Georgia Tech Ground Lease, the Georgia Tech Operating Lease, the Georgia Tech Borrower, the Georgia Tech Pledgor, any Georgia Tech Entity and/or the Approved Management Agreement with respect to the Georgia Tech Hotel) shall occur;

(iii)    If any Loan Party shall assert in writing any defense, claim, counterclaim or other assertion as to the full validity and enforceability of the Loan Documents;

(iv)    Other than the filing of the Chapter 11 Cases, if an event of default by any Loan Party shall occur in respect of any of the Indebtedness forth on Schedule I attached hereto (the “Material Debt”) and any Loan Party shall have received written notice that the lender under such Material Debt has accelerated the maturity of such Material Debt, has declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), or has otherwise commenced remedies under such Material Debt;

(v)    If the Chapter 11 Cases are dismissed or discontinued following the filing thereof, converted to a Chapter 7 proceeding or a Chapter 11 trustee, or examiner with expanded powers is appointed in the Chapter 11 Cases;

(vi)    If the Approved Restructuring Support Agreement terminates pursuant to its terms after it is entered into;

(vii)    If any of the Borrowers or Guarantors fail to timely comply in any material respect with any of their respective obligations under the Forbearance Agreement (as defined below) or this Amendment;

(viii)    If any Party (as defined in the Forbearance Agreement) repudiates, or attempts to repudiate, any of its respective obligations under the Forbearance Agreement or this Amendment, either in writing or in connection with a legal proceeding;

(ix)    With the exception of any involuntary, non-collusive bankruptcy of a Georgia Tech Entity, the Georgia Tech Borrower and/or the Georgia Tech Pledgor, if any of the Borrowers shall be the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or any other insolvency, bankruptcy or reorganization law in the United States or elsewhere;

(x)    If any Event of Default shall occur pursuant to Section 6.01(f) (other than in respect of the filing of the Chapter 11 Cases and other than in respect to any involuntary, non-collusive bankruptcy of a Georgia Tech Entity, the Georgia Tech Borrower and/or the Georgia Tech Pledgor) or 6.01(m) of the Loan; or

(xi)    The entry of an order by a bankruptcy court modifying or altering the Guaranteed Obligations of the Guarantors in any manner that would adversely affect the Lenders in any material respect.

“Chapter 11 Cases” means the proceedings under Chapter 11 of Title 11, U.S. Code commenced by each of the Parent Guarantor and the Operating Partnership pursuant to the terms of the Approved Reorganization Plan and the Approved Restructuring Support Agreement.

“Approved Reorganization Plan” means the Joint Plan of Reorganization filed by the Parent Guarantor and the Operating Partnership in the Chapter 11 Cases, which (i) shall provide for the ratification and assumption of the Guaranteed Obligations (as amended hereby) by the Guarantors or by their successors in interest, and (ii) must be consistent in all material respects with the terms of this Amendment and the Approved Restructuring Support Agreement, and otherwise satisfactory to the Agent and the Required Lenders as communicated in writing to the Loan Parties.

“Approved Restructuring Support Agreement” means the Restructuring Support Agreement entered into or to be entered into by and among the Operating Partnership, the Parent Guarantor and the Brookfield Investor, which must be consistent in all material respects with the terms of this Amendment and otherwise satisfactory to the Agent and the Required Lenders as communicated in writing to the Loan Parties.

(c)    The “Forbearance Period”, as defined in that certain Forbearance Agreement dated as of February 1, 2021 (the “Forbearance Agreement”) by and among the Loan Parties and the Lenders, is hereby extended to the first to occur of (i) June 30, 2021, (ii) the Final Effective Date and (iii) the date on which a Forbearance Termination Event occurs.

SECTION 2.    Temporary Modifications to Loan Documents during Amendment Period. For the period from the Final Effective Date through October 31, 2022 (the “Amendment Period”), the Loan Documents will be deemed amended as follows:

(a)    Section 1 of the Cash Management Agreement is hereby amended by amending and restating the definition of “Low Debt Yield Period” as follows:

“Low Debt Yield Period” shall commence if, as of any Test Date, the Debt Yield is less than eight percent (8.0%) for two consecutive Test Dates and shall end if the Collateral Assets have achieved a Debt Yield of at least eight percent (8.0%) for one Test Date, as calculated by the Borrowers in good faith.

(b)    Section 1.01 of the Loan Agreement is hereby amended by adding the following proviso to the end of the definition of “Adjusted Net Operating Income” immediately before the period:

“; provided, however, that during the Amendment Period Adjusted Net Operating Income shall be calculated based on the fiscal quarter most recently ended for which financial statements are available, calculated on an annualized basis”

SECTION 3.    Temporary Modifications to Cash Management Agreement during Reserve Suspension Period.

(a)    For the period from the Initial Effective Date through December 31, 2021 (the “Reserve Suspension Period”), the Borrowers’ obligation to deposit funds into the FF&E Reserve Account pursuant to Section 3(d) of the Cash Management Agreement will be suspended and of no force or effect. Immediately following the Reserve Suspension Period the Borrowers’ obligation to deposit funds in to the F&E Reserve Account pursuant to Section 3(d) of the Cash Management Agreement will resume without any obligation to catch-up suspended deposits during the Reserve Suspension Period so long as the failure to make such catch-up payments with respect to any Hotel is not a default or event of default under any applicable Approved Franchise Agreement or Approved Management Agreement other than the Approved Management Agreement with respect to the Georgia Tech Hotel.

(b)    The Borrowers hereby authorize the Agent, upon the occurrence of the Initial Effective Date, to direct the Servicer to disburse $1,265,009.00 of PIP Reserve Funds (the “PIP Funds”) to the Agent and to apply the PIP Funds to the outstanding aggregate principal amount of the Loan, together with accrued interest on the principal amount so prepaid.

SECTION 4.    Amendments to Loan Agreement. A Low Debt Yield Period is deemed to have commenced on the Initial Effective Date resulting in a Lockbox Trigger Event (and without limitation of Section 2(a) above). Upon the occurrence of the Final Effective Date, the Loan Documents will be deemed amended as follows:

(a)    Limited Waivers. The following provisions (collectively, the “Subject Provisions”) shall be deemed waived and no Default or Event of Default shall be deemed to result from any violation thereof:

(i)    Section 6.01(f) to the extent relating to the filing of the Chapter 11 Cases;

(ii)    Sections 5.01(h), (j), (m), (n), (p), (r), (x) and (cc), and 5.02(b)(iii), (e), (l), (s) and (w) of the Loan Agreement solely to the extent relating to the Georgia Tech Hotel, the Georgia Tech Ground Lease, the Georgia Tech Operating Lease, the Georgia Tech Borrower, the Georgia Tech Pledgor and any Georgia Tech Entity only;

(iii)    Section 5.02(k) of the Loan Agreement to the extent relating to Equity Transfers of the Parent Guarantor’s common stock to the Brookfield Investor, including by a debt for equity conversion or exchange or by a sale, in each case pursuant to the Approved Reorganization Plan; and

(iv)    Sections 5.01(m), (p), (r) and 5.02(l) of the Loan Agreement to the extent relating to the Approved Management Agreement and the termination of the Georgia Tech Ground Lease with respect to the Georgia Tech Hotel.

Without limiting the generality of the provisions of Section 9.01 of the Loan Agreement, the waivers set forth in this subsection (a) shall be limited precisely as written, and nothing herein shall be deemed to (A) constitute a waiver of compliance by any Loan Party with respect to any other term, provision or condition of the Loan Documents or any other instrument or agreement referred to in any of them, or (B) prejudice any right or remedy that any Lender may now have or may have in the future under or in connection with the Loan Agreement, the other Loan Documents or any other instrument or agreement referred to in any of them or under applicable Legal Requirements. For the avoidance of doubt, the waivers of the Subject Provisions set forth herein shall not be effective until the Final Effective Date occurs pursuant to Section 6 of this Amendment.

(b)    The Loan Agreement is hereby amended by deleting Schedule VII in its entirety and replacing it with the new Schedule VII attached hereto.

(c)    Section 1.01 of the Loan Agreement is hereby amended by adding the following definitions in alphabetical order:

“CARES Act” has the meaning provided in Section 9.22(a).

“Chapter 11 Cases” means the proceedings under Chapter 11 of Title 11, U.S. Code to be commenced by each of the Parent Guarantor and the Operating Partnership.

“March 2021 Omnibus Amendment” means the Omnibus Amendment to the Second Amended and Restated Term Loan Agreement and Loan Documents dated as of March 29, 2021 among the Borrowers, the Parent Guarantor, the Operating Partnership, the Agent and the Lenders.

“Georgia Tech Recourse Amount” means, immediately following the Final Effective Date, $9,161,991, as the same may be reduced by prepayments of the Loan pursuant to Section 2.06(b).

“PPP Loan” has the meaning provided in Section 9.22(a).

“SBA” has the meaning provided in Section 9.22(c).

(d)    Section 2.06(b) of the Loan Agreement is hereby amended by adding the following at the end of the paragraph:

“The Borrowers shall prepay the Loan, in each case together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid, in the aggregate amount of $3,500,000.00, payable in seven (7) quarterly amortization payments of $500,000.00 each on the payment dates shown in the grid below.  For the avoidance of doubt, to the extent that any such prepayment date would occur after the Maturity Date, then the corresponding amortization payment shall be due and payable on the Maturity Date.

	Prepayment Principal Amount	Prepayment Date
1.	$500,000.00	June 30, 2021
2.	$500,000.00	September 30, 2021
3.	$500,000.00	December 31, 2021
4.	$500,000.00	March 31, 2022
5.	$500,000.00	June 30, 2022
6.	$500,000.00	September 30, 2022
7.	$500,000.00	December 31, 2022

If any Loan Party at any time receives any proceeds, payment or compensation in connection with the sale or transfer of the Georgia Tech Hotel or the termination or transfer of the Georgia Tech Ground Lease, then such Loan Party shall prepay the Loan in the amount of such proceeds together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid.

Any and all prepayments made under this Section 2.06(b) shall reduce the Georgia Tech Recourse Amount on a dollar-for-dollar basis.”

(e)    Each representation and warranty set forth in Section 4.01 of the Loan Agreement is hereby deemed to except, as applicable, (i) during the Forbearance Period, any Default or Event of Default under the Loan Documents to which the Forbearance applies under Section 1(a) hereof and (ii) at all times, any Default or Event of Default pertaining to the Subject Provisions for which limited waivers have been granted under Section 4(a) hereof (clauses (i) and (ii) collectively, the “Limited Exceptions”). This subsection (e) shall be effective on the Initial Effective Date notwithstanding anything to the contrary in Section 4 of this Amendment.

(f)    Section 5.01(j) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(j)         Intentionally Omitted.”

(g)    Section 5.01(bb)(viii) of the Loan Agreement is hereby amended by adding the following at the end of the paragraph:

“For the avoidance of doubt, following the release of a Collateral Asset in accordance with Section 9.13 and upon request by the Borrowers, the Administrative Agent shall direct the Servicer to disburse any remaining PIP Reserve Funds allocated to such released Collateral Asset to the Borrowers within ten (10) days after such request.”

(h)    Section 5.02(e) of the Loan Agreement is hereby amended by (i) deleting “or” at the end of clause (iii), (ii) replacing the period at the end of clause (iv) with “; or” and (iii) adding the following new clause (v) immediately following clause (iv):

“(v)         subject to Section 5.02(w), any Transfer of the Georgia Tech Hotel, the Georgia Tech Owner or the Georgia Tech Ground Lease to the Georgia Tech Landlord, whether pursuant to an instrument of transfer (such as a quitclaim deed), a termination of the Georgia Tech Ground Lease, or otherwise.”

(i)    Section 5.02(w) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(w) Georgia Tech Ground Lease. Following any sale, transfer or termination of the Georgia Tech Ground Lease in accordance with Section 9.13(c), no Loan Party, or any direct or indirect subsidiary of any Guarantor, shall acquire any direct or indirect ownership interest in the Georgia Tech Hotel, the Georgia Tech Owner or the Georgia Tech Ground Lease.”

(j)    Article VIII of the Loan Agreement is hereby supplemented by adding a new Section 8.08 thereto as follows:

Section 8.08. Payments in Error. If a payment is made by the Administrative Agent (or its Affiliates) in error or if a Lender or another recipient of funds is not otherwise entitled to receive such funds, then such Lender or recipient shall forthwith on demand repay to the Administrative Agent the portion of such payment that was made in error (or otherwise not intended to be received) in same day funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent (or its Affiliate) to such Lender or recipient to the date such amount is repaid to the Administrative Agent in same day funds at the Federal Funds Rate. Each Lender and other party hereto waives the discharge for value defense in respect of any such payment.

(k)    Section 9.01 of the Loan Agreement is hereby amended by adding the following at the end of the Section:

“(c) If the Administrative Agent requests the consent of the Lenders pursuant to Section 9.01(a) and any Lender shall fail to respond to such consent request (which response must include any information as may have been reasonably requested by the Administrative Agent from such Lender in connection with such consent request) within the earlier of (x) the applicable time period specified for the granting or withholding of such consent pursuant to the Loan Documents, if any, and (y) ten (10) Business Days after delivery of such request, then the Lender that has failed to respond shall be deemed to have consented to such request.”

(l)    Section 9.07(a)(iv)(B) of the Loan Agreement is hereby amended and restated as follows:

“(B) at any other time without the consent of the Administrative Agent (which consent shall not be unreasonably withheld (and such consent shall be deemed given if not denied in writing within ten (10) Business Days following a written request therefor given in accordance with Section 9.02(a)), and”

(m)    Section 9.13(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(c)         Notwithstanding anything to the contrary in Section 9.13(b), in the event the Loan Parties desire to sell or transfer the Georgia Tech Hotel to any Person that is not a Loan Party or Affiliate of a Loan Party (which may include (x) the transfer by the Georgia Tech Owner of its right, title and interest under the Georgia Tech Ground Lease to the lessor thereunder by quitclaim deed and (y) the termination of the Georgia Tech Ground Lease), the applicable Borrower will have the right to request the release of the applicable Collateral Asset (in whole and not in part) and, if the following conditions are satisfied, the Collateral Agent shall, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of the related Collateral Asset from the Liens of the Collateral Documents in accordance with the terms of the Loan Documents. Each such release pursuant to this Section 9.13(c) shall be subject to the following conditions: (A) no Default or Event of Default shall exist immediately before or after such release (other than any Default or Event of Default relating to the Georgia Tech Ground Lease, the Georgia Tech Hotel, the Georgia Tech Operating Lease, the Georgia Tech Borrower, the Georgia Tech Pledgor, any Georgia Tech Entity, the Approved Management Agreement with respect to the Georgia Tech Hotel and/or the Chapter 11 Cases that has been waived pursuant to the March 2021 Omnibus Amendment or is then subject to forbearance thereunder), (B) the receipt by the Collateral Agent of a certificate of a Responsible Officer of the Operating Partnership certifying as to the matters in clause (A) and (C) on the date of such release, the Borrowers shall repay the Loan in accordance with Section 2.06 in an amount equal to the proceeds of such sale (if any).”

(n)    The Loan Agreement is hereby amended by adding the following new Section 9.22 immediately after Section 9.21:

“Section 9.22. Paycheck Protection Program. (a) The Loan Parties have requested consent to the incurrence of one or more unsecured SBA 7(a) loans under the Coronavirus Aid, Relief and Economic Security Act’s (the “CARES Act”) Paycheck Protection Program (each a “PPP Loan”) for the purpose of applying the proceeds thereof toward the payroll and other expenses permitted by the CARES Act.

(b)         PPP Loan Consent. The Agent and the Lenders acknowledge that TRS Lessees have applied for PPP Loans prior to the Initial Effective Date. The Agent and the Lenders hereby consent to the incurrence of a single PPP Loan for each TRS Lessee, subject to the terms and conditions hereof.

(c)         PPP Loan Representation. Prior to incurring a PPP Loan, each TRS Lessee will provide to the Agent and the Lenders a certificate of a Responsible Officer of such TRS Lessee certifying that it has determined in good faith that it is eligible to apply as a borrower under the Paycheck Protection Program of the CARES Act (including the application of the U.S. Small Business Administration (the “SBA”) affiliation rule to the extent applicable) for a loan in the amount specified in subsection (e) below, and has taken into consideration in making such determination the Interim Final Rule and FAQ’s #31 and #37, issued by the SBA, respectively on April 23, 24 and 28, 2020, which provides, among other things, that the current economic uncertainty makes the loan request necessary to support the ongoing operations of the applicants taking into account their current business activity and their ability to access other sources of liquidity sufficient to support their ongoing operations in a manner that is not significantly detrimental to the business. After giving effect to each proposed PPP Loan, the applicable TRS Lessee will not be part of a corporate group (determined in accordance with the Interim Final Rule issued by the SBA on April 30, 2020) that has received more than $20,000,000 of PPP Loans in the aggregate. Such Responsible Officer shall also certify that to such TRS Lessee’s knowledge, after due inquiry, such TRS Lessee is legally entitled to the receipt of the PPP Loan.

(d)         PPP Loan Covenant. The Loan Parties hereby covenant and agree that each TRS Lessee that incurs a PPP Loan shall (i) repay all interest, unforgiven principal and penalties under the PPP Loan prior to the earliest of (x) five years after such Borrower’s incurrence of the PPP Loan (y) the date the PPP Loan comes due pursuant to the terms thereof, and (z) the Maturity Date, and (ii) otherwise comply with the requirements of the documents evidencing the PPP Loan and any applicable Legal Requirements.

(e)         Terms of PPP Loan. Each PPP Loan shall be unsecured and shall have a term of at least two years and an interest rate not in excess of 1.0% per annum. The principal and interest payments may be deferred for the first six months of each PPP Loan term and the principal may be forgiven in its entirety if certain conditions specified in the CARES Act are satisfied. For avoidance of doubt, any PPP Loan that does not satisfy the foregoing requirements is not consented to hereunder.

(f)         PPP Loan Reporting. The Loan Parties shall keep Agent promptly and reasonably informed of the status of the PPP Loans, including each TRS Lessee’s submission of an application (to the extent that any application is submitted following the Initial Effective Date), whether the application is approved, when PPP Loan proceeds are received, when forgiveness is applied for and whether forgiveness is granted. Without limiting the foregoing, the Loan Parties shall deliver to Agent copies of all approved applications (including any such approved applications submitted prior to the Initial Effective Date), loan documents, instruments and other material agreements related to the PPP Loans, and all written notices to or from the lender of the PPP Loans and/or any applicable governmental authorities relating to the PPP Loans, in each case promptly following any Loan Party’s delivery or receipt thereof, as applicable. Each of the Parent Guarantor’s quarterly reporting obligations shall hereafter be accompanied by a certificate of a Responsible Officer certifying to the Agent and the Lenders that the proceeds of each PPP Loan has been applied in accordance with the CARES Act, until the Parent Guarantor has delivered an Officer's Certificate confirming that each such PPP Loan has been repaid or forgiven in full.”

(o)    Section 10.02 of the Loan Agreement is hereby amended by adding the following new clause (d) immediately following clause (c):

“(d)         Notwithstanding anything to the contrary in this Article X, the obligation of the Loan Parties to repay to the Lenders the Georgia Tech Recourse Amount on the Maturity Date shall be recourse to each of the Loan Parties on a joint and several basis and shall constitute Guaranteed Obligations of each Guarantor.”

(p)    Section 10.02(a) of the Loan Agreement is hereby amended by (i) deleting “and/or” from clause (ix), (ii) replacing the period at the end of clause (x) with “; and/or” and (iii) adding the following clause (xi) immediately after clause (x):

"(xi)(A) any use of PPP Loan proceeds for purposes not authorized under the CARES Act, (B) any claim that (x) any TRS Lessee was not entitled to the PPP Loan proceeds (or any portion thereof) or (y) the amount of PPP Loan proceeds funded was in excess of the amount permitted under applicable Legal Requirements or (C) any amount of the PPP Loan that is not forgiven or paid in full on or prior to its maturity date."

(q)    Section 10.02(b) of the Loan Agreement is hereby amended by deleting “or” before “(ix)” and adding “; or (x) any breach of Section 5.02(w)” immediately before the period.

SECTION 5.    Representations and Warranties. Each Loan Party hereby represents and warrants as follows as of the date hereof:

(a)    Such Loan Party has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    The execution and delivery of this Amendment does not (i) contravene any provision of the organizational documents of such Loan Party or its general partner or managing member, in each case as amended to date, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such Loan Party or (iii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the terms of any agreement or instrument to which such Loan Party or any of its Affiliates is a party or by which the properties or assets of such Loan Party or any Affiliate thereof is subject, nor will such action result in any violation of the provisions of any Legal Requirements.

(d)    All consents, approvals and authorizations which pertain to such Loan Party and all of such Loan Party’s constituent owners that are required to permit or authorize such Loan Party to enter into and perform all obligations of such Loan Party under or with respect to this Amendment have been obtained and are in full force and effect.

(e)    The Guarantors are in compliance with the covenants contained in Section 5.04 of the Loan Agreement.

(f)    No Indebtedness is outstanding with respect to such Loan Party (excluding Indebtedness in connection with the Potential Defaults (as defined in the Forbearance Agreement)) that is not permitted under the Loan Agreement.

(g)    Other than the Potential Defaults (as defined in the Forbearance Agreement) and the Limited Exceptions, there are no currently outstanding Defaults, Events of Default, offsets or defenses, or any event that has occurred which with the giving of notice, passage of time, or both, would constitute a Default, Event of Default, offset or defense under any Loan Documents.

(h)    The representations and warranties of the Loan Parties contained in Section 4.01 of the Loan Agreement are, other than with respect to the Limited Exceptions, true and correct in all material respects on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), except to the extent modified by the actions of any Borrower or changes in facts and circumstances that in each case would not constitute a Default or Event of Default (each as defined in the Loan Agreement) (and the parties agree that, in connection with the remaking of any such representations and warranties, any such representations and warranties that are qualified to knowledge shall continue to be qualified to knowledge in the same manner when so remade).

(i)    There are no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including without limitation, any usury or lender liability claims or defenses, arising out of any of the Loan, any Loan Document or any past or present relationship between or among the Loan Parties and the Agent and the Lenders or any of them. Each Loan Party further acknowledges that to the extent that any such claim should in fact exist, including without limitation, any usury or lender liability claim, it is hereby fully, finally and irrevocably waived and released by such Loan Party.

SECTION 6.    Conditions to Effectiveness.

(a)    The “Initial Effective Date” shall mean the date that each of the following conditions precedent have been satisfied to the reasonable satisfaction of the Agent:

(i)    The Agent shall have received the following on or before the Initial Effective Date, each dated such day (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for each Lender:

(A)    Counterparts of this Amendment and any other agreements executed by each Loan Party and the Lenders for which consents are required under Section 9.01 of the Loan Agreement;

(B)    A counterpart of the Consent attached hereto signed by each Guarantor; and

(C)    (i) certified copies of the resolutions of the Board of Directors of the Parent Guarantor on its behalf and on behalf of each Loan Party for which it is the ultimate signatory approving the transactions contemplated by this Amendment to which it or such Loan Party is or is to be a party and (ii) an officer’s certificate of each Loan Party (or Responsible Officer of the general partner or managing member of any Loan Party) and of each general partner or managing member (if any) of each Loan Party certifying the names and true signatures of the officers of such Loan Party, or of the general partner or managing member of such Loan Party, authorized to sign this Amendment and any other agreements executed in connection with the transactions contemplated by this Amendment.

(ii)    The Borrowers shall have paid all accrued fees of the Agent and the Lenders and all reasonable and documented out-of-pocket expenses of the Agent (including the reasonable and documented fees and expenses of counsel to the Agent) through the Initial Effective Date in connection with the Loan, this Amendment and the transactions contemplated by the Loan Documents in accordance with the terms of Section 9.04 of the Loan Agreement.

(b)    The “Final Effective Date” shall mean the date that each of the following conditions precedent have been satisfied to the reasonable satisfaction of the Agent:

(i)    The Initial Effective Date has occurred.

(ii)    The “Effective Date” of the Approved Reorganization Plan has occurred.

(iii)    The Borrowers shall have paid all accrued fees of the Agent and the Lenders and all reasonable and documented out-of-pocket expenses of the Agent (including the reasonable and documented fees and expenses of counsel to the Agent) through the Final Effective Date in connection with the Loan, this Amendment and the transactions contemplated by the Loan Documents in accordance with the terms of Section 9.04 of the Loan Agreement, in each case to the extent not already paid on or before the Initial Effective Date.

(c)    In the event the Final Effective Date fails to occur by June 30, 2021, any and all sections of this Amendment conditioned on the occurrence thereof shall be null and void and of no further force or effect, without any action required to be taken by any of the parties hereto.

SECTION 7.    Reference to and Effect on the Loan Documents. (a) On and after the Initial Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in each of the other Loan Documents to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended and modified by this Amendment.

(b)    This Amendment shall constitute a Loan Document.

(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)    This Amendment shall not extinguish the obligations for the payment of money outstanding under the Loan Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Loan Agreement, which shall remain in full force and effect, except to any extent modified hereby or as provided in the exhibits hereto. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties from the Loan Documents.

(e)    Without limitation of the provisions of Article VIII of the Loan Agreement, the Lenders hereby authorize the Agent to execute and deliver such acknowledgements, certifications and other documentation and to take such actions in its capacity as the Agent on behalf of the Lenders as the Agent shall determine in its discretion are reasonably necessary to implement the terms of this Amendment and to facilitate consummation of the Approved Plan of Reorganization referenced herein.

(f)    Notwithstanding anything to the contrary contained in this Amendment, during the Forbearance Period and the “Forbearance Period”, as defined in the Forbearance Agreement and modified by this Amendment, the Loan Parties shall be entitled to any rights provided to it in the Loan Documents that are conditioned on there being no Default or Event of Default in existence but only to the extent such Default or Event of Default is a Default or Event of Default to which Forbearance then applies under Section 1(a) hereof or is a Potential Default to which forbearance then applies under the Forbearance Agreement.

SECTION 8.    Ratification. The Loan Agreement (as amended by this Amendment) and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Secured Party under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.

SECTION 9.    Costs and Expenses. The Borrowers agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable and documented fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Loan Agreement.

SECTION 10.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Copies of originals, including copies delivered by facsimile, .pdf, or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirements, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 11.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 12.    Pre-Negotiation Agreement. The parties hereto acknowledge and agree that this Amendment is a “written agreement” pursuant to Section 2 of the Pre-Negotiation Agreement entered into by and among the Agent, the Borrowers and the Guarantors dated as of January 14, 2021.

SECTION 13.    Successors and Assigns. This Amendment is entered into for the exclusive benefit of the Loan Parties, the Agent and the Lenders and no other party shall derive any rights or benefits herefrom; provided, however, that to the extent permitted by the terms and provisions of the Loan Documents, this Amendment shall be binding upon and inure to the benefit of the Loan Parties, the Agent and the Lenders and their respective permitted successors, and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

HIT NBL CY CBSOH OWNER, LLC

HIT NBL HH ATLGA OWNER, LLC

HIT SMT CY FLGAZ OWNER, LLC

HIT SMT BTRLA001 OWNER, LLC

HIT SMT FTWIN001 OWNER, LLC

HIT SMT MDFOR001 OWNER, LLC

HIT SMT RI FTWIN OWNER, LLC

HIT SMT SHS FLGAZ OWNER, LLC

HIT SMT FIS DENCO OWNER, LLC

HIT SMT FIS BELWA OWNER, LLC

HIT SMT FTCCO002 OWNER, LLC

HIT SMT SHS DENCO OWNER, LLC

HIT SMT RI GRMTN OWNER, LLC

HIT GA TECH HOLDING LLC,

each a Delaware limited liability company

By: /s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President & Chief Executive Officer

Signature Page to Omnibus Amendment to the
 Second Amended and Restated Term Loan Agreement

HIT NBL MNTCA001 OWNER, LP, a Delaware limited partnership

By: HIT NBL NTC Owner GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President & Chief Executive Officer

HIT SMT ELPTX001 OWNER, LP, a Delaware limited partnership

By: HIT SMT NTC Owner GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President & Chief Executive Officer

Signature Page to Omnibus Amendment to the
 Second Amended and Restated Term Loan Agreement

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

CITIBANK, N.A., as administrative agent and collateral agent

By:	/s/ Christopher J. Albano
Name: Christopher J. Albano
Title: Authorized Signatory

APPROVED BY:

CITIBANK, N.A., as a Lender

By:	/s/ Christopher J. Albano
Name: Christopher J. Albano
Title: Authorized Signatory

APPROVED BY:

BBVA USA, fka COMPASS BANK, as a Lender

By:	/s/ Scott Place
Name: Scott Place
Title: SVP

APPROVED BY:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Simon B. Burce
Name: Simon B. Burce
Title: Executive Director

APPROVED BY:

CTBC BANK CO., LTD., New York Branch, as a Lender

By:	/s/ Mingdao Li
Name: Mingdao Li
Title: SVP & General Manager

APPROVED BY:

Deutsche Bank AG New York Branch, as a Lender

By:	/s/ Darrell L. Gustafson
Name: Darrell L. Gustafson
Title: Managing Director

By:	/s/ Steven Pack
Name: Steven Pack
Title: Managing Director

APPROVED BY

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michael Dalton
Name: Michael Dalton
Title: Authorized Signatory

APPROVED BY:

Morgan Stanley Bank N.A., as a Lender

By:	/s/ Jane Lam
Name: Jane Lam
Title: Executive Director

CONSENT

Dated as of March 29, 2021

Each of the undersigned, as a Guarantor under the Second Amended and Restated Term Loan Agreement dated as of April 27, 2017, among (i) HIT NBL CY CBSOH OWNER, LLC, HIT NBL HH ATLGA OWNER, LLC, HIT SMT CY FLGAZ OWNER, LLC, HIT SMT BTRLA001 OWNER, LLC, HIT SMT FTWIN001 OWNER, LLC, HIT SMT MDFOR001 OWNER, LLC, HIT SMT RI FTWIN OWNER, LLC, HIT SMT SHS FLGAZ OWNER, LLC, HIT SMT FIS DENCO OWNER, LLC, HIT SMT FIS BELWA OWNER, LLC, HIT SMT FTCCO002 OWNER, LLC, HIT SMT SHS DENCO OWNER, LLC, HIT SMT RI GRMTN OWNER, LLC, and HIT GA TECH HOLDING LLC, each a Delaware limited liability company, and HIT NBL MNTCA001 OWNER, LP and HIT SMT ELPTX001 OWNER, LP, each a Delaware limited partnership, (ii) HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation (the “Parent Guarantor”), HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (together with the Parent Guarantor, the “Guarantors”), and (iii) CITIBANK, N.A., as administrative agent and collateral agent for one or more lenders, and the other parties thereto (as amended to date, the “Loan Agreement”), hereby consents to the Amendment No. 3 to the Second Amended and Restated Term Loan Agreement dated as of the date hereof (the “Amendment”), and hereby confirms and agrees that notwithstanding the effectiveness of the Amendment, the Guaranty contained in the Loan Agreement is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amendment, each reference in the Loan Documents to “Loan Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Loan Agreement, as amended and modified by the Amendment.

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GUARANTORS:

HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President & Chief Executive Officer

HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation, its general partner

By: /s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President & Chief Executive Officer

Consent Signature Page to Omnibus Amendment to the
 Second Amended and Restated Term Loan Agreement

SCHEDULE I

MATERIAL DEBT

Description of Indebtedness	Principal Outstanding as of December 31, 2020
Second Amended and Restated Term Loan (16 hotels) $310,000,000 Term Loan – Original Principal Balance	$228,849,847.45
92 Pack Mortgage Loan (62 hotels) $870,000,000 Mortgage Loan - Original Principal Balance	$707,775,193.11
92 Pack Mezzanine A Loan (62 hotels) $100,000,000 Mezzanine A Loan - Original Principal Balance	$81,352,018.85
92 Pack Mezzanine B Loan (62 hotels) $70,000,000 Mezzanine B Loan - Original Principal Balance	$56,947,627.87
ENN Pool II Loan (21 hotels) $232,000,000 Term Loan – Original Principal Balance	$232,000,000.00

SCHEDULE VII

ALLOCATED LOAN AMOUNTS

Portfolio	Property	Property Address	Property Owner	Allocated Loan Amount

Noble 2	Courtyard Columbus Downtown	35 West Spring Street Columbus, Ohio 43215 (Franklin County)	HIT NBL CY CBSOH Owner, LLC	$18,576,413
Summit 1	Courtyard Flagstaff	2650 S. Beulah Blvd., Flagstaff, Arizona 86001 (Coconino County)	HIT SMT CY FLGAZ Owner, LLC	$28,451,243
Summit 1	DoubleTree by Hilton Hotel	4964 Constitution Avenue, Baton Rouge, Louisiana 70808 (East Baton Rouge Parish)	HIT SMT BTRLA001 Owner, LLC	$9,288,206
Summit 3	Fairfield Inn & Suites Denver	6851 Tower Road Denver, Colorado 80249 (Denver County)	HIT SMT FIS DENCO Owner, LLC	$14,176,736
Summit 3	Fairfield Inn & Suites Bellevue	14595 NE 29th Place Bellevue, Washington 98007 (King County)	HIT SMT FIS BELWA Owner, LLC	$17,598,707
Summit 1	Hampton Inn	8219 West Jefferson Blvd., Fort Wayne, Indiana 46804 (Allen County)	HIT SMT FTWIN001 Owner, LLC	$13,296,801
Summit 1	Hampton Inn	1122 Morrow Road, Medford, Oregon 97504 (Jackson County)	HIT SMT MDFOR001 Owner, LLC	$6,941,712
Summit 1	Hampton Inn & Suites	6635 Gateway Blvd. West, El Paso, Texas 79925 (El Paso County)	HIT SMT ELPTX001 Owner, LP	$8,114,959
Summit 3	Hilton Garden Inn Ft. Collins	2821 East Harmony Road Fort Collins, Colorado 80528 (Larimer County)	HIT SMT FTCCO002 Owner, LLC	$10,070,371
Noble 1	Hilton Garden Inn	1000 Aguajito Road, Monterey, California 93940 (Monterey County)	HIT NBL MNTCA001 Owner, LP	$45,072,244
Noble 2	Hyatt House Atlanta Cobb Galleria	3595 Cumberland Blvd. Atlanta, Georgia 30339 (Cobb County)	HIT NBL HH ATLGA Owner, LLC	$18,869,725
Summit 1	Residence Inn	7811 West Jefferson Blvd., Fort Wayne, Indiana 46804 (Allen County)	HIT SMT RI FTWIN Owner, LLC	$15,252,213
Summit 3	SpringHill Suites Denver	18350 East 68th Avenue Denver, Colorado 80249 (Denver County)	HIT SMT SHS DENCO Owner, LLC	$10,950,307
Summit 1	Springhill Suites	2455 S. Beulah Blvd., Flagstaff, Arizona 86001 (Coconino County)	HIT SMT SHS FLGAZ Owner, LLC	$17,109,854
Summit 2	Residence Inn Germantown	9314 Poplar Pike, Germantown, Tennessee 38138 (Shelby County)	HIT SMT RI GRMTN Owner, LLC	$8,310,500
TOTAL				$242,079,991